UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2010 (April 8, 2010)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2010, Glimcher MJC, LLC (the “Company”), an affiliate of Glimcher Realty Trust (the “Registrant”), executed a Loan Agreement (the “Agreement”) with Goldman Sachs Commercial Mortgage Capital, L.P. (the “Lender”), under which the Company borrowed Fifty-Five Million Dollars ($55,000,000) from the Lender (the “Loan”).  The Loan is represented by a promissory note secured by a first mortgage lien and an assignment of leases and rents for The Mall at Johnson City, a regional shopping center located in Johnson City, TN (the “Property”) and owned by the Company. The Registrant used a portion of the proceeds of the Loan to defease the existing loan on the Property.  The remaining Loan proceeds were used to repay a portion of the outstanding balance on the Registrant’s corporate credit facility.  In connection with the Loan’s defeasance and extinguishment, the Registrant incurred approximately Five Hundred and Eighty-Nine Thousand Dollars ($589,000) in defeasance fees and related costs which will be reflected as a charge in the Registrant's financial statements for the second fiscal quarter of 2010.

The Loan has a fixed interest rate of 6.76% per annum and a maturity date of May 4, 2020.  Under the Agreement and promissory note, the Company shall make monthly payments of principal and interest.  The Agreement and promissory note do not permit the Company to make any prepayments on the Loan’s outstanding principal amount until six months prior to the maturity date or under certain specified circumstances. All outstanding principal and accrued interest shall be due and payable at the maturity date. Lender has the right under the Agreement to securitize the Loan and the Agreement contains default and defeasance provisions customary for loans sold in the commercial mortgage-backed securities (“CMBS”) market.  Lender may accelerate repayment of all outstanding amounts owed by the Company under the Loan in the event of a default that remains uncured.  The Agreement contains other terms, conditions, and representations that are customary and typical for loans sold in the CMBS market.  As part of the Loan transaction, the Registrant’s affiliate, Glimcher Properties Limited Partnership (“GPLP”), executed two guaranty agreements to provide: 1) a payment and performance guaranty for certain funding obligations of the Company under the Agreement up to Five Hundred Thousand Dollars ($500,000) and 2) a guaranty to protect Lender against losses that Lender may incur by reason of certain intentional misrepresentations or misappropriations by the Company or of certain other events, both typical of CMBS loans.  Additionally, GPLP executed an Environmental Indemnity Agreement to indemnify Lender from losses or costs to remediate damage to the Property caused by the presence or release of hazardous materials.

Other than the transaction discussed herein, neither the Registrant, the Company nor any of their affiliates have any other transactions with the Lender.  Lender’s affiliate, Goldman, Sachs & Co., served as an underwriter for the Registrant’s secondary common stock offering in September 2009. A copy of the press release announcing the execution of the Agreement is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Glimcher Realty Trust, dated April 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: April 13, 2010	/s/ Kim A. Rieck Kim A. Rieck Senior Vice President, General Counsel & Secretary